Exhibit 99.1

Orchid Island Capital, Inc.
Announces the Declaration of the Monthly Dividend for April 2013
and Portfolio Summary as of March 31, 2013

New York, April 11, 2013 -- Orchid Island Capital, Inc. (NYSE MKT: ORC) announced that on April 10, 2013, the Board of Directors declared a monthly cash dividend for the month of April 2013.  The dividend of $0.135 per share will be paid April 30, 2013, to holders of record on April 25, 2013, with an ex-dividend date of April 23, 2013.

The company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”) the company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain.  The company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

Details of the MBS Portfolio Performance

On February 28, 2013, the Company announced it had fully deployed the proceeds from its recently completed initial public offering.  Details of the MBS portfolio as of March 31, 2013 are presented below.  These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes, are subject to  review by the Company’s independent registered public accounting firm.

•	MBS Portfolio Characteristics
•	MBS Assets by Agency.
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase agreement exposure by counter-party
•	MBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. intends to elect to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur.  Investors should not place undue reliance upon forward looking statements.  For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2012.

MBS Valuation Characteristics
(in thousands of $s)
Asset Category	Current Face	Fair Value	Current Price	Percentage of Portfolio	Weighted Average Coupon	Realized Feb 2013 CPR (Reported in March)
As of March 31, 2013
Adjustable Rate MBS	5,983	6,485	108.39	1.80%	4.20%	0.12%
7-1 Hybrid Rate MBS	24,171	25,357	104.91	7.04%	2.52%	1.13%
10-1 Hybrid Rate MBS	83,423	87,128	104.44	24.18%	2.65%	5.69%
Total Hybrid Adjustable Rate MBS	107,594	112,485	104.55	31.22%	2.62%	4.54%
10 Year Fixed Rate MBS	9,893	10,484	105.98	2.91%	3.00%	1.94%
15 Year Fixed Rate MBS	53,016	55,975	105.58	15.54%	3.05%	7.64%
20 Year Fixed Rate MBS	29,154	30,814	105.69	8.55%	3.25%	0.38%
30 Year Fixed Rate MBS	114,349	120,535	105.41	33.46%	3.40%	0.31%
Total Fixed Rate MBS	206,412	217,808	105.52	60.46%	3.27%	5.87%
Total Mortgage-backed Pass-through MBS	319,989	336,778	105.25	93.48%	3.07%	4.94%
Interest-Only Securities	167,102	21,141	12.65	5.87%	3.94%	20.58%
Inverse Interest-Only Securities	25,661	2,341	9.12	0.65%	6.15%	37.76%
Structured MBS	192,763	23,482	12.18	6.52%	4.16%	23.52%
Total Mortgage Assets	512,752	360,260		100.00%	3.14%	13.53%

MBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
(in thousands of $s)
As of March 31, 2013	Fair Value	Percentage of Portfolio	As of March 31, 2013	Fair Value	Percentage of Portfolio
Fannie Mae	228,668	63.5%
Freddie Mac	106,817	29.6%	Whole Pool Assets	314,788	87.4%
Ginnie Mae	24,775	6.9%	Non Whole Pool Assets	45,472	12.6%
Total Portfolio	360,260	100%	Total Portfolio	360,260	100%

Repurchase Agreement Exposure By Counterparty
(in thousands of $s)
As of March 31, 2013	Total Borrowings	% Of Total Debt	Weighted Average Maturity in Days	Longest Maturity
Cantor Fitzgerald & Co	30,048	9.50%	8	4/19/2013
Citigroup Global Markets Inc	107,287	33.90%	21	4/25/2013
CRT Capital Group, LLC	45,277	14.31%	5	4/26/2013
KGS-Alpha Capital Markets, L.P	5,057	1.60%	4	4/1/2013
Mizuho Securities USA, Inc	15,464	4.89%	7	4/4/2013
Pierpont Securities, LLC	16,322	5.16%	85	6/21/2013
The PrinceRidge Group, LLC	35,928	11.35%	26	4/25/2013
South Street Securities, LLC	21,587	6.82%	9	4/19/2013
Suntrust Robinson Humphry, Inc	39,476	12.47%	22	4/19/2013
Total Borrowings	316,446	100%	20	6/21/2013

MBS Risk Measures
(in thousands of $s)
Asset Category	Fair Value	Weighted Average Months To Next Coupon Reset (if applicable)	Weighted Average Lifetime Cap (if applicable)	Weighted Average Periodic Cap Per Year (if applicable)	Modeled Interest Rate Sensitivity -50 BPS*	Modeled Interest Rate Sensitivity +50 BPS*
As of March 31, 2013
Adjustable Rate MBS	6,485	2	10.04%	2.00%	79	-87
Total Hybrid Adjustable Rate MBS	112,485	107	7.62%	2.00%	1,384	-2,308
Total Fixed Rate MBS	217,808	n/a	n/a	n/a	5,589	-6,220
Total Mortgage-backed Pass-through MBS	336,778	n/a	n/a	n/a	7,052	-8,614
Interest-Only Securities	21,141	n/a	n/a	n/a	-2,374	2,451
Inverse Interest-Only Securities	2,341	1	6.35%	n/a	-189	277
Structured MBS	23,482	n/a	n/a	n/a	-2,564	2,728
Total Mortgage Assets	360,260	n/a	n/a	n/a	4,488	-5,886

(in thousands)	Notional Balance	Hedge Period End Date
Funding Hedge	250,000	Mar-18			-4,199	5,938
Grand Total					289	51
* Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS.
* These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400